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                                                                  EXHIBIT 10.19

                              FLORSHEIM GROUP INC.

                          EMPLOYMENT SECURITY AGREEMENT


     This Employment Security Agreement (the "Agreement") is entered into as of this Eleventh day of December, 2000, by and between Florsheim Group Inc., a Delaware corporation (the "Employer"), and Mark R. Medici (the "Executive").


                                   WITNESSETH

     WHEREAS, the Employer desires to employ the Executive as its Senior Vice President, National Sales Manager of its domestic Wholesale Division;

     WHEREAS, the Employer desires to attract and retain well-qualified executives and key personnel and to provide the security of continuity of management to both itself and the Executive; and

     WHEREAS, the Executive and the Employer desire to enter into this Agreement, which sets forth the terms of the security the Employer is providing the Executive with respect to his employment;




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     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

2. DEFINITIONS. For purposes of this Agreement the following definitions shall apply:

     (l) "Aggregate Compensation" means the sum of the Executive's (i) Base Pay, (ii) Bonus, and (iii) economic value of the Medical Plans, Retirement Plans and Welfare Plans.

     (m)  "Base Pay" means the Executive's annual base salary rate.

     (n) "Bonus" means you shall receive an annual bonus in accordance with the Employer's bonus plan. The plan is based upon the Executive's achievement of budget, such budget objectives to be determined by the Employer's compensation committee in its sole discretion exercised in good faith, after consultation with management. If the Executive is terminated for any reason other than Cause or the Executive terminates his employment with the Employer for Good Reason, his bonus will be pro-rated for the fiscal year in which his employment terminates to the extent the Executive achieves budget for such year.


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     (o)  "Effective Date" means the date of this Agreement as set forth above.

     (p)  "Cause" means:

          (7) The Board of Directors, in its reasonable discretion, concludes that the Executive has willfully failed to follow directions communicated to him by either an officer of the Employer to whom the Executive directly or indirectly reports or the Board of Directors;

          (8) The Executive willfully engages in conduct that is materially injurious to the Employer, monetarily or otherwise;

          (9) The Executive is convicted of, pleads nolo contendere to, pleads guilty to or confesses to an act of fraud, misappropriation or embezzlement or any felony;

          (10) The Board of Directors, in its reasonable discretion, determinates that the Executive is either habitually drunk or using illegal substances;

          (11) The Executive violates the Employer's sexual harassment policy;
               or




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          (12) The Executive commits an act of gross neglect or gross misconduct which the Board of Directors, in its reasonable discretion, determines is deemed to be good and sufficient Cause.

     (q)  "Good Reason" means:

          (4) There is a material reduction in the Executive's Aggregate Compensation from one fiscal year to the next; or

          (5) There is a material reduction in the Executive's responsibilities.

     (r) "Medical Plan" means any health and major medical plan currently or hereafter made available by the Employer in which the Executive is eligible to participate.

     (s) "Retirement Plans" means any qualified or supplemental defined benefit retirement plan or defined contribution retirement plan currently or hereinafter made available by the Employer in which the Executive is eligible to participate, or any private retirement arrangement maintained by the Employer solely for the Executive.

     (t) "Severance Period" means the period beginning on the date the Executive's employment with the Employer terminates under



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          circumstances described in Section 3 and ending on the date that is twelve (12) months thereafter as specified in Section 6.

     (u) "Welfare Plan" means any vision or dental plan, disability plan, survivor income plan or life insurance plan or other arrangement currently or hereafter made available by the Employer in which the Executive is eligible to participate.

     (v) "Equity Interest" means prior to March 31, 2001, the Executive shall purchase in the open market the lesser of (i) 25,000 shares of Common Stock of the Employer or (ii) shares of Common Stock of the Employer having an aggregate purchase price (including commissions) of $50,000. In addition, upon the execution of this Agreement, the Executive shall receive options pursuant to the Employer's 1994 Stock Option Plan to purchase an additional 100,000 shares of the Employer's Common Stock as follows:

          (1)  50,000 shares at Market,

          (4)  25,000 shares at an exercise price of $5.00 per share, and

          (5)  25,000 shares at an exercise price of $7.50 per share.




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               For purposes hereof, "Market" shall mean the average closing price of the Employer's Common Stock on the five (5) trading days immediately prior to the Effective Date. Each tranche of options set forth above shall vest and become exercisable in accordance with the Employer's Stock Option Plan as detailed below:

                       Anniversary Date          % of Each Tranche to Vest

                            First                          33-1/3%
                           Second                          33-1/3%
                           Third                           33-1/3%

               All of the Executive's options shall expire on the tenth (10th) anniversary of the Effective Date and when vested, shall remain exercisable until the earlier to occur of (i) thirty (30) days after the Executive's employment terminates for any reason, including, but not limited to, the expiration of the Term of Employment or (ii) the tenth (10th) anniversary of the Effective Date or until such later exercise date as is permitted under the provisions of the Employer's 1994 Stock Option Plan. In the event of a Change in Control, all of the Executive's outstanding but unvested options will become immediately vested and exercisable.

               For purposes hereof Change in Control shall mean:




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          (1)  The acquisition (other than (i) from the Company or (ii) by
               Apollo (as hereinafter defined)) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act, excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries, of beneficial ownership (within the meaning of Rule 17d-3 promulgated under the 1934 Act) of 50% or more of either the then outstanding shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

          (2) Individuals who, as of the Effective Date constitute the Board (as of such date, the "Incumbent Board"), cease to constitute at least a majority of the Board as a result of an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act (a "Proxy Vote"); provided, that any person becoming a director subsequent to the first anniversary of the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than as a result of a Proxy
               Vote) shall be considered as



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               though such person were a member of the Incumbent Board; or

          (3) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, and, as a result of any of these transactions, Apollo ceases to be the largest shareholder of the reorganized, merge or consolidated company or ceases to own at least 20% of the remaining outstanding shares of the reorganized, merged or consolidated company; or

          (4) Approval by the stockholders of the Company of a sale of all or substantially all of the assets of the Company; or

          (5) Approval by the stockholders of the Company of a liquidation or dissolution of the Company and, as a result of either of these transactions, Apollo ceases to be the largest shareholder of the Company, in each case, unless the transaction was approved by a majority of the directors then comprising the Incumbent Board.




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               For purposes of the definition of "Change of Control", the term
               "Apollo" shall mean Apollo Advisors, L.P., Lion Advisors, L.P., Artemis America Partnership and any entity that controls, is controlled by or is under common control with Apollo Advisors, L.P., Lion Advisors, L.P. and Artemis America Partnership, including accounts under common management.

2.   TERM OF EMPLOYMENT. The employment hereunder shall be for a term of twelve
     (12) months commencing on the date hereof (the "Effective Date") and ending on the day immediately preceding the twelve (12) month anniversary of the Effective Date (the "Expiration Date"), unless terminated earlier pursuant to Section 3 of this Agreement (the "Term of Employment"). Beginning on the first anniversary of the Effective Date and on each anniversary date thereafter (each, an "Anniversary Date"), the Term of Employment shall automatically be extended for twelve (12) additional months unless such extension is objected to by either the Employer or the Executive in writing to the other party not less than ninety (90) days prior to an Anniversary Date.

3. BENEFITS UPON TERMINATION OF EMPLOYMENT. If, at any time on or after the Effective Date and during the Term of this Agreement, (i) the employment of the Executive with the Employer is terminated by the Employer (or any successor to the Employer) for any reason other than Cause, or (ii) the Executive terminates


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     his employment with the Employer for Good Reason, the following provisions will apply:

     (e) The Employer shall pay the Executive, during the Severance Period, an aggregate amount equal to one times the sum of the Executive's Base Pay at the highest rate in effect during the Term of Employment. Such amount shall be paid in substantially equal monthly installments over the Severance Period. The first of such payments will commence as soon as practicable following the date of the Executive's termination of employment.

     (f) For purposes of all Retirement Plans (to the extent permissible thereunder), the Executive shall be given compensation credit and service credit for all purposes for, and shall be deemed to be an employee of the Employer during, the Severance Period, notwithstanding that he is not an employee of the Employer during the Severance Period.

     (g) During the Severance Period, the Executive and his spouse and other dependents will continue to be covered by the Medical Plan and all Welfare Plans maintained by the Employer in which the Executive or spouse or dependents were participating immediately before the date of the Executive's termination as if the Executive continued to be an employee of the Employer. If, however, the Executive obtains




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          employment with another employer during the Severance Period, such
          Medical Plan coverage shall cease for the Executive and his spouse and other dependents. This Section 3(c) is not intended to impair the Executive's rights as otherwise provided by law (e.g., rights under Section 4980B of the Internal Revenue Code).

     (h) The Executive shall be entitled to a payment attributable to compensation for unused vacation periods accrued as of the date of his termination of employment. The Executive shall not be entitled to payment for vacation periods that would have accrued had his employment continued during the Severance Period. Payment for accrued vacation shall be made to the Executive in a lump sum within ten (10) days following the date of the Executive's termination of employment. This Section 3(d) is not intended to impair the Executive's right to receive payment for accrued vacation as otherwise provided by law.

13. DEATH. If the Executive dies during the Severance Period, the following rules shall apply:

     (e) All amounts payable hereunder to the Executive shall, during the remainder of the Severance Period, be paid to his surviving spouse or other beneficiary designated in writing by the Executive. On the death of the survivor of the Executive and his spouse or other beneficiary,


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          payments shall be made to the Executive's estate.

     (f) During the remainder of the Severance Period, the Executive's spouse and dependents, if any, shall be covered under the Medical Plan and Welfare Plans made available by the Employer to the Executive or his spouse or dependents immediately before the date of the Executive's death.

          Any benefits payable under this Section 4 are in addition to any other death benefits due to the Executive or his spouse or other beneficiaries or dependents from the Employer, including, but not limited to, payments under any of the Retirement Plans.

14. TERMINATION FOR CAUSE OR WITHOUT GOOD REASON. If the Executive's employment with the Employer is terminated by the Employer for Cause or by the voluntary action of the Executive without Good Reason, the Executive's Base Pay in effect on the date of termination shall be paid through the date of termination, and the Employer shall have no further obligation to the Executive or his spouse or other beneficiary under this Agreement, except for payments or benefits under the terms of any compensation or benefits plans or arrangements, including any Retirement Plans, Medical Plan and Welfare Plans.

15. EXPIRATION OF THIS AGREEMENT. In the event that the Employer objects to an extension of the Term of Employment, and the Executive continues to work until




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     the Term of Employment expires, the Employer shall pay the Executive his then current Annual Base Salary for a period of twelve (12) months from the date of termination of the Executive's employment. Such amount shall be paid in substantially equal monthly installments over a twelve (12) month Severance Period and during such period, the Employer shall continue to provide the Executive with fringe benefits, perquisites and other benefits as set forth in this Agreement. In addition, in the event that this Agreement expires during any portion of a fiscal year, the Executive shall be entitled to receive a pro-rated Bonus for such fiscal year, provided that the Executive achieves budget for such fiscal year. Notwithstanding the foregoing, if the Employer objects to an extension of the Term of Employment in conjunction with or following a Change of Control and the Executive continues to work until the Term of Employment expires, the Employer shall pay the Executive (i) his then current Annual Base Salary during the twelve (12) month Severance Period, (ii) his pro-rated Bonus for the fiscal year in which his employment terminates to the extent the Executive achieves budget for such year, and (iii) during the twelve (12) month Severance Period, the Employer shall continue to provide the Executive with fringe benefits, perquisites and other benefits as set forth in this Agreement. Thereafter, the Employer shall have no further obligation to the Executive under this Agreement.

16.  MITIGATION. The Executive shall not have a duty to mitigate damages.



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17.  CONFIDENTIALITY AND RESTRICTIVE COVENANTS.

     (a)  The Executive acknowledges that:

          (1) The business in which the Employer is engaged is intensely competitive and that his employment by the Employer will require that he have access to and knowledge of confidential information of the Employer, including, but not limited to, certain/all of the Employer's plans for creation, acquisition or disposition of products, expansion plans, financial status and plans, products, improvements, formulas, designs or styles, method of distribution, customer lists, product development plans, rules and regulations, personnel information and trade secrets of the Employer, all of which are of vital importance to the success of the Employer's business (collectively, "Confidential Information");

          (2) The direct or indirect disclosure of any Confidential Information would place the Employer at a serious competitive disadvantage and would do serious damage, financial and otherwise, to the Employer's business;

          (3) By his training, experience and expertise, the Executive's services to the Employer will be special and unique; and

          (4) If the Executive leaves the Employer's employ to work for a competitive business, in any capacity, it would cause the Employer irreparable harm.




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     (b)  Covenant Against Disclosure. The Executive therefore covenants and agrees that all Confidential Information relating to the business products and services of the Employer, any subsidiary, affiliate or customer shall be and remain the sole property and confidential business information of the Employer, free of any rights of the Executive. The Executive further agrees not to make any use of the Confidential Information or disclose Confidential Information to third parties except in the performance of his duties hereunder or with the prior written consent of the Employer. The obligations of the Executive under this Section 8 shall survive any termination of this Agreement. The Executive agrees that, upon any termination of his employment with the Employer, all Confidential Information in his possession, directly or indirectly, that is in written or other tangible form (together with all duplicates thereof) will forthwith be returned to the Employer and will not be retained by the Executive or furnished to any third party, either by sample, facsimile, film, audio or video cassette, electronic data, verbal communication or any other means of communication.

          The Executive shall preserve the confidentiality of this Agreement and its terms and conditions during the Term of Employment and thereafter. If the Executive breaches the confidentiality of this Agreement and its terms and conditions, the Executive will be liable to the Employer for its actual damages and may be subject to injunctive relief. In case of any such breach, the Employer may seek injunctive relief.



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     (g)  Non-competition. The Executive agrees that, during the Term of
          Employment and for the Severance Period following the termination of employment for any reason (including, without limitation, the expiration of this Agreement), the Executive will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management or control of, or be connected as an officer, employee, partner, director, consultant, or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business which competes with any business conducted by the Employer or any of its subsidiaries or affiliates either by (i) selling products to customers of the Employer that are similar to the products sold by the Employer; (ii) selling casual or dress footwear;
          (iii) operating similar retail operations engaged in the sale of footwear; or (iv) otherwise competing in a competitive business. The Executive's ownership of securities of a public company engaged in competition with the Employer not in excess of five (5) percent of any class of such securities shall not be considered a breach of the covenants set forth in this Section 8.

     (h) Further Covenant. For the Severance Period following the date of the termination of the Executive's employment hereunder for any reason, the Executive will not, directly or indirectly, take any of the following actions,



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          and, to the extent the Executive owns, manages, operates, controls, is employed by or participates in the ownership, management, operation or control of, or is connected in any manner with, any business, the Executive will use his best efforts to ensure that such business does not take any of the following actions:

          (1) Persuade or attempt to persuade any customer of the Employer to cease doing business with the Employer or any of its subsidiaries or affiliates, or to reduce the amount of business it does with the Employer or any of its subsidiaries or affiliates;

          (2) Solicit for himself or any entity the business of a customer of the Employer or any of its subsidiaries or affiliates, or solicit any business which was a customer of the Employer or any of its subsidiaries or affiliates within six (6) months prior to the termination of the Executive's employment; and

          (3) Persuade, attempt to persuade or hire any employee of the Employer or any of its subsidiaries or affiliates or any individual who was an employee of the Employer or any of its subsidiaries or affiliates during the two (2) years prior to the Executive's termination of employment, to leave the employ of the Employer or any of its subsidiaries or affiliates.

18. APPLICABLE LAW. This Agreement shall be subject to, construed and interpreted pursuant to the laws of the State of Illinois without giving effect to the choice of law provisions thereof.




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19.  ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the
     Employer and the Executive and supersedes any and all previous agreements, written or oral, among the parties relating to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the Employer and the Executive.

20. SUCCESSORS. This Agreement shall be binding upon an inure to the benefit of the parties hereto and their respective heirs, representatives and successors.


MARK R. MEDICI                         FLORSHEIM GROUP INC.

/s/ Mark R. Medici                     By: /s/ Peter P. Corritori,Jr.
----------------------------               -----------------------------------
Senior Vice President,

National Sales Manager                 Name: Peter P. Corritori, Jr.
                                             ---------------------------------
Domestic Wholesale Division
                                       Its:  Chairman & CEO
                                             ---------------------------------